UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 21, 2025

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40391	82-5144171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8798 9th Street

Rancho Cucamonga, CA 91730

(Address Of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

___________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2025 annual meeting of stockholders of  iPower, Inc. (the “Company”) held on June 23, 2025 (the “Annual Meeting”), the Company’s stockholders approved a proposal authorizing the board of directors of the Company (the “Board”), in its sole discretion, to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value, $0.001 per share (the “Common Stock”), at a reverse split ratio in the range of one-for-two (1:2) to one-for-two hundred (1:200), as determined by the Board, whereby every two to two hundred shares of the authorized, issued and outstanding Common Stock will be combined into one share of authorized, issued and outstanding Common Stock. The voting results of the Annual Meeting were reported on a Form 8-K filed with the Securities and Exchange Commission on June 24, 2025.

Pursuant to such authority granted by the Company’s stockholders at the Annual Meeting, the Board approved a reverse split of between one-for-twenty (1:20) and one-for-thirty (1:30) (the “Reverse Stock Split”) of the Common Stock on October 13, 2025, subject to final determination of the Company’s management. Company management subsequently determined to effectuate a one-for-thirty (1:30) Reverse Stock Split and October 22, 2025, the Company filed a certificate of amendment to amend the certificate of incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada, with an effective date of October 27, 2025 (the “Effective Date”). The Reverse Stock Split will become effective at the start of trading on October 27, 2025 (the “Effective Time”). When the Reverse Stock Split becomes effective, every thirty (30) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share. The Reverse Stock Split reduces the number of shares of Common Stock issuable upon the exercise or vesting of the Company’s outstanding warrants and restricted stock units in proportion to the ratio of the Reverse Stock Split and causes a proportionate increase in the exercise prices of such stock options. The Reverse Stock Split did not change the total number of authorized shares of Common Stock or preferred stock.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive one full share of the post-Reverse Stock Split Common Stock in lieu of such fractional share.

VStock Transfer LLC is acting as exchange agent for the Reverse Stock Split and will notify stockholders of record regarding the Reverse Stock Split. Stockholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) are not required to take any action.

Commencing on October 27, 2025, trading of the Company’s Common Stock will continue on The Nasdaq Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 46265P206.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPOWER, INC.
Dated: October 21, 2025
	By:	/s/ Chenlong Tan
	Name:	Chenlong Tan
	Title:	Chief Executive Officer

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